TWIN MINING CORPORATION

(a development stage company)

CONSOLIDATED BALANCE SHEETS

As at December 31, 2005 and 2004

(in Canadian dollars)	2005	2004
	$	$
ASSETS
Current assets
Cash and cash equivalents	2,952,674	1,896,456
Receivables (note 3)	27,077	247,591
Prepaid expenses	153,944	148,429
Supply inventory (note 4(b))	151,657	198,631
	3,285,352	2,491,107
Mineral properties (note 4)	38,372,889	34,591,552
Property, plant and equipment (note 5)	127,598	51,496
	41,785,839	37,134,155
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities (notes 6(d) and 8)	3,544,711	2,462,766
Future income taxes (note 7)	6,429,295	6,427,491
	9,974,006	8,890,257
Nature of operations and going concern (note 1)
Contingencies and commitments (notes 4 and 10)
SHAREHOLDERS' EQUITY
Capital stock (note 6)	59,056,603	53,355,502
Warrants (note 6(b))	3,071,847	3,182,866
	62,128,450	56,538,368
Contributed surplus (notes 6(b) and (c))	898,998	691,968
	63,027,448	57,230,336
Accumulated deficit	(31,215,615)	(28,986,438)
	31,811,833	28,243,898
	41,785,839	37,134,155

The accompanying notes are an integral part of these consolidated financial statements

Approved by the Board

/s/ Hermann Derbuch	/s/ Cedric E. Ritchie

Hermann Derbuch	C. E. Ritchie
Director	Director

TWIN MINING CORPORATION

(a development stage company)

CONSOLIDATED STATEMENTS OF LOSS AND DEFICIT

For the years ended December 31, 2005, 2004 and 2003

	Cumulative,
	since inception
	(March 6, 1985 to
(in Canadian dollars)	December 31, 2005)	2005	2004	2003
	$	$	$	$
Interest income	1,813,452	4,464	1,970	22,792
General and administrative expenses
Salaries and benefits	5,713,932	358,223	454,753	521,870
Professional fees	3,141,459	261,636	166,122	117,840
Investor relations	1,732,572	132,669	129,455	126,264
Travel	710,650	26,882	72,504	19,211
Interest	188,083	105,068	40,000	-
Administrative and office	3,536,116	92,632	318,119	241,487
Depreciation	136,821	16,041	19,603	9,704
	15,159,633	993,151	1,200,556	1,036,376
Mineral property costs written off (note 4(a) and 4(b))	13,700,710	1,500,000	1,450,626	31,219
Future income tax provision (recovery) (note 7)	3,414,879	(237,186)	4,574,200	(922,135)
(Gain) loss from foreign currency translation	107,700	(22,324)	(79,325)	(18,012)
	32,382,922	2,233,641	7,146,057	127,448
Loss for the year	30,569,470	2,229,177	7,144,087	104,656
Accumulated deficit, beginning of period	-	28,986,438	21,196,206	21,091,550
Adoption of stock option standard (note 6(c))	646,145	-	646,145	-
Accumulated deficit, end of period	31,215,615	31,215,615	28,986,438	21,196,206
Weighted average number of shares outstanding		137,760,661	100,425,167	83,664,662
Loss per share - basic and diluted		0.016	0.071	0.001

The accompanying notes are an integral part of these consolidated financial statements

TWIN MINING CORPORATION

(a development stage company)

CONSOLIDATED STATEMENTS OF CASH FLOW

For the years ended December 31, 2005, 2004 and 2003

	Cumulative,
	since inception
	(March 6, 1985 to
(in Canadian dollars)	December 31, 2005)	2005	2004	2003
	$	$	$	$
Operating activities
Loss for the year	(30,569,470)	(2,229,177)	(7,144,087)	(104,656)
Add (deduct) items not involving cash:
Mineral property costs written off	13,700,710	1,500,000	1,450,626	31,219
Depreciation	136,821	16,041	19,603	9,704
Future income tax expense (recovery)	3,414,879	(237,186)	4,574,200	(922,135)
Stock-based compensation expense	716,022	50,447	19,430	-
Net change in non-cash working capital	3,212,033	1,343,918	(713,003)	2,038,886
	(9,389,005)	444,043	(1,793,231)	1,053,018
Financing activities
Issuance of common shares:
net of issue costs (note 6(d))	51,718,575	5,106,168	8,531,172	1,373,858
Issuance of flow-through shares:
net of issue costs (note 6(d))	12,827,922	879,487	-	1,435,604
	64,546,497	5,985,655	8,531,172	2,809,462
Investing activities
Mineral property expenditures	(51,899,501)	(5,240,439)	(5,549,765)	(4,766,748)
Capital assets	(305,317)	(133,041)	(11,326)	(26,915)
	(52,204,818)	(5,373,480)	(5,561,091)	(4,793,663)
(Decrease) increase in cash	2,952,674	1,056,218	1,176,850	(931,183)
Cash and cash equivalents, beginning of year	-	1,896,456	719,606	1,650,789
Cash and cash equivalents, end of year	2,952,674	2,952,674	1,896,456	719,606
Net change in non-cash working capital items
Receivables		220,514	(16,214)	(199,607)
Prepaid expenses		(5,515)	(35,515)	(29,825)
Supply inventory		46,974	(6,047)	(80,612)
Accounts payable and accrued liabilities		1,081,945	(655,227)	2,348,930
		1,343,918	(713,003)	2,038,886

The accompanying notes are an integral part of these consolidated financial statements

TWIN MINING CORPORATION

(a development stage company)

CONSOLIDATED STATEMENTS OF MINERAL PROPERTIES

For the years ended December 31, 2005, 2004 and 2003

	Cumulative,
	since inception
	(March 6, 1985 to
(in Canadian dollars)	December 31, 2005)	2005	2004	2003
	$	$	$	$
TORNGAT Diamond Property (note 4(a))
Balance, beginning of year	-	3,374,464	3,343,247	3,303,216
Drilling, assays and related field work	3,511,669	-	-	5,275
Project administration and general	55,445	549	78	421
Property acquisition and holding costs	237,647	8,492	34,335	34,335
Costs recovered during the year	(203,196)	-	(3,196)	-
Property costs written off	(918,060)	(700,000)	-	-
Total expenditures during the year	2,683,505	(690,959)	31,217	40,031
Balance, end of year	2,683,505	2,683,505	3,374,464	3,343,247
Brodeur Diamond Property (note 4(b))
Balance, beginning of year	-	9,733,227	8,113,587	6,702,778
Drilling, assays and related field work	10,618,006	2,114,153	1,033,195	1,273,296
Project administration and general	176,510	3,480	54,186	10,058
Property acquisition and holding costs	1,117,257	29,694	532,259	158,674
Property costs written off	(831,219)	(800,000)	-	(31,219)
Total expenditures during the year	11,080,554	1,347,327	1,619,640	1,410,809
Balance, end of year	11,080,554	11,080,554	9,733,227	8,113,587
Atlanta Gold Property (note 4(c))
Balance, beginning of year	-	20,510,751	15,938,888	14,237,752
Drilling, assays and related field work	18,186,431	2,818,637	4,385,293	1,535,142
Project administration and general	2,983,322	118,918	78,673	52,800
Property acquisition and holding costs	3,093,749	101,682	107,897	113,194
Costs recovered during the year	(713,514)	-	-	-
Total expenditures during the year	23,549,988	3,039,237	4,571,863	1,701,136
Balance, end of year	23,549,988	23,549,988	20,510,751	15,938,888
Indonesia Properties (note 4(d))
Balance, beginning of year	-	-	1,450,626	1,444,738
Drilling, assays and related field work	1,613,072	-	-	-
Project administration and general	518,614	-	-	5,888
Property acquisition and holding costs	5,592,602	-	-	-
Property costs written off	(7,724,288)	-	(1,450,626)	-
Total expenditures during the year	-	-	(1,450,626)	5,888
Balance, end of year	-	-	-	1,450,626
Abitibi Gold Property (note 4(e))
Balance, beginning of year	-	973,110	1,619,665	-
Drilling, assays and related field work	1,692,122	1,231	75,932	1,614,959
Project administration and general	8,708	3,872	3,337	1,499
Property acquisition and holding costs	29,777	-	26,570	3,207
Costs recovered during the year (note 3)	(671,765)	80,629	(752,394)	-
Total expenditures during the year	1,058,842	85,732	(646,555)	1,619,665
Balance, end of year	1,058,842	1,058,842	973,110	1,619,665
	38,372,889	38,372,889	34,591,552	30,466,013

The accompanying notes are an integral part of these consolidated financial statements

TWIN MINING CORPORATION

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

(in Canadian dollars)	Shares issued and subscribed
	Number of	Ascribed	Warrants	Contributed	Accumulated
	shares	value	value	Surplus	deficit	Total
			(note 6(b)	(note 6(b) & (c))
Balance, December 31, 2002	80,079,344	$47,931,153	$-	$-	$ (21,091,550)	$ 26,839,603
Issue of shares for cash
- at $0.28 per flow through share,
net of share issue costs (note 6(d))	5,357,143	1,435,604	-			1,435,604
- at $0.30 per common share,
net of share issue costs (note 6(d))	616,667	151,938	26,393			178,331
- at $0.345 per common share,
net of share issue costs (note 6(d))	762,500	250,994	-			250,994
- at $0.33 per common share,
net of share issue costs (note 6(d))	3,000,000	787,950	156,583			944,533
Issue of shares to Helix Resources Inc.	105,000	42,000				42,000
Share issue costs in respect of
CEE renounced in prior years (note 7)	-	(3,039,138)				(3,039,138)
Loss for the year					(104,656)	(104,656)
Balance, December 31, 2003	89,920,654	$47,560,501	$182,976	$-	$ (21,196,206)	$ 26,547,271
Adoption of stock based compensation
(note 4)	-			646,145	(646,145)	-
Issue of shares for cash
- at $0.35 per common share,
net of share issue costs (note 6(d))	142,857	43,669	5,331			49,000
- at $0.315 per common share,
net of share issue costs (note 6(d))	1,905,000	516,533	80,142			596,675
- at $0.30 per common share,
net of share issue costs (note 6(d))	2,383,667	586,306	94,494			680,800
- at $0.22 per common share,
net of share issue costs (note 6(d))	15,891,364	1,735,876	1,238,030			2,973,906
- at $0.20 per common share,
net of share issue costs (note 6(d))	22,000,000	2,622,505	1,608,286			4,230,791
Issue of shares to Helix Resources Inc.	120,000	26,400				26,400
Share issue costs recovered in respect of
CEE renounced in prior years (note 7)	-	263,712				263,712
Stock-based compensation (note 6(c))				19,430		19,430
Warrants expiring unexercised (note 6(b))			(26,393)	26,393
Loss for the year					(7,144,087)	(7,144,087)
Balance, December 31, 2004	132,363,542	$53,355,502	$3,182,866	$691,968	$ (28,986,438)	$ 28,243,898
Issue of shares for cash
- at $0.22 per common share,
net of share issue costs (note 6(d))	318,181	60,435	8,140			68,575
- at $0.18 per common share,
net of share issue costs (note 6(d))	4,836,665	776,699	23,901			800,600
- at $0.18 per flow through share,
net of share issue costs (note 6(d))	2,001,664	325,685	-			325,685
- at $0.14 per common share,
net of share issue costs (note 6(d))	110,000	15,037	303			15,340
- at $0.12 per common share,
net of share issue costs (note 6(d))	36,400,000	4,208,433	13,220			4,221,653
- at $0.12 per flow through share,
net of share issue costs (note 6(d))	4,954,168	553,802	-			553,802
Share issue costs in respect of
CEE renounced in prior years (note 7)	-	(238,990)				(238,990)
Stock-based compensation (note 6(c))				50,447		50,447
Warrants expiring unexercised (note 6(b))			(156,583)	156,583
Loss for the year					(2,229,177)	(2,229,177)
Balance, December 31, 2005	180,984,220	$59,056,603	$3,071,847	$898,998	$ (31,215,615)	$ 31,811,833

The accompanying notes are an integral part of these consolidated financial statements